Exhibit 3.176

Bylaws of

North Louisiana Rehabilitation Center, Inc.

a Louisiana Corporation

BYLAWS

ARTICLE I

OFFICERS

Section 1. The officers of this Corporation shall be a President, Vice President, Secretary and Treasurer. The persons serving as officers may be elected to the Board of Directors. Two or more offices may be combined in one person.

The duties of the several officers shall be as follows:

President: The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages, and other contracts; and shall have the authority, as does the Treasurer, to sign all checks, drafts and notes on behalf of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the office of president of a Corporation.

The President shall have the sole authority in the hiring and firing of employees other than officers, in the granting and accepting of leases, in the buying of all equipment and fixtures of the Corporation, and generally in all matters having to do with the normal day-to-day operation of the business as set forth in the articles of incorporation, reserving to the other Officers and to the Board of Directors those powers delegated to them by law and those reserved to them herein.

Vice President: In the event of absence or incapacity of the President as outlined above, the Vice President shall assume the duties of President. In the absence of the Secretary or Treasurer, the duties of such officer shall devolve upon the Vice President in his capacity as Assistant Secretary or Assistant Treasurer.

Secretary: The Secretary shall give notice of all meetings of the Corporation, of the Board of Directors and of committees. The Secretary shall attend all meetings of the shareholders, and record all votes and the minutes of all proceedings in a book kept for that purpose; and shall perform like duties for the standing committees when required. He shall keep in safe custody any seals of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature. He shall perform such other duties as may be prescribed by the Board of Directors under whose supervision he shall be.

Treasurer: The Treasurer shall have charge of all funds of the Corporation and of their disbursement under the direction of the Board of Directors. He shall keep a record of all monies received and paid out, and make a report of the same to the Board of Directors at each regular monthly meeting thereof and whenever requested to do so. He shall also have the authority, as does the President, to sign all checks, drafts and notes on behalf of the Corporation.

Section 2. The compensation of all officers shall be fixed by the Board of Directors.

Section 3. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board need not appoint a Vice President or a Treasurer; if either or both are not appointed, those functions shall be discharged by the Secretary.

Section 4. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote or approval in writing of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote or approval in writing of a majority of the Board of Directors.

Section 5. In the case of the absence of any officer of the Corporation other than the President, or for any other reason that the Board may deem sufficient as to any officer other than the President, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire Board concurs therein.

ARTICLE II

BOARD OF DIRECTORS

Section 1. The number of Directors shall be determined from time to time by the shareholders electing persons to fill those offices, but the number of Directors shall not be less than, nor more than, the maximum and minimum determined as follows: There shall never be fewer directors than the Corporation has shareholders. However, if there are 3 or more shareholders, the Corporation need not have more than 3 directors. The Corporation shall never have more than 9 directors unless these Bylaws are amended.

Section 2. The Board of Directors shall be charged with the management of all of the affairs of the Corporation, subject to the provisions of its articles of incorporation, bylaws and shareholders’ agreements. To the extent not prohibited by LSA-R.S. 12:121, the

Board of Directors shall have sole authority in the buying, selling and mortgaging of real estate and the sale of all or a substantial part of all of the assets of the Corporation.

Section 3. Regular meetings of the board of Directors shall be held at such time and place as the directors shall determine. Special meetings of the Board may be called by the President or Vice President on two days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner pursuant to receiving a written request for such form at least two directors. Immediately following the adjournment of the annual meeting of the stockholders of the Corporation, the newly-elected directors shall hold a meeting for the purpose of organization and the transaction of any other business.

Any action of the Board may be had between its regular meetings upon the consent or approval in writing of a majority of the whole Board.

Section 4. A majority of the directors shall constitute a quorum of the Board.

Section 5. The directors shall serve for a term of one year, or until the next annual meeting of the shareholders, or until their successors shall have been duly elected and qualified.

Section 6. The Corporation shall indemnify and hold harmless each director and officer now or hereafter serving the Corporation from and against any and all claims and liabilities to which he may be or become subject by reason of his now or hereafter being or having heretofore been a director or officer of the Corporation and/or by reason of his alleged acts of omissions as such director or officer, whether or not he continues to be such officer or director at the time when any such claim or liability is asserted, and shall reimburse each such director and officer for all legal and other expenses reasonably incurred by him in connection with defending any and all such claims or liabilities, including amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, whether or not he continues to be such director or officer at the time such expenses are incurred; provided however, that no director or officer shall be indemnified against any claim or liability arising out of his own gross negligence or willful misconduct or shall be indemnified against or reimbursed for any expenses incurred in defending any or all such claims or liability or in settling the same unless in the judgment of the directors or the shareholders of the Corporation the director or officer should be reimbursed. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

ARTICLE III

COMMITTEES

Section 1. The board of directors may delegate the day-to-day managerial functions of the corporation to an executive committee delegating whatever powers to said committee which the board in its discretion may deem fit to so delegate. If an executive committee is appointed, the president shall be a member, and at least two (2) other members of the board of directors shall likewise be members, and the committee shall have all of the powers of the board when the board is not in session, except as limited in the following section.

Section 2. In addition to the executive committee, the board of directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Vacancies in the committee may be filled by the board of directors or by the president. In the absence or disqualification of a member of a committee, the member or members thereof, present at any meeting and not disqualified from voting, whether or not the same constitutes a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any such committee shall have and may exercise all powers of the board of directors, to the extent provided in the resolution of the board of directors; but no such committee shall have the power or authority to amend the articles of incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of assets, recommend to the stockholders a dissolution of the corporation, a revocation of a dissolution, or amend the bylaws of the corporation; and unless the resolution so provides, no such committee shall have the power or authority to declare a dividend, elect officers and directors, change the committee’s membership, or authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. In the absence of specific direction by the board to the contrary, a majority of its members shall constitute a quorum and the affirmative vote of a majority of its members shall be necessary of the adoption of the resolution.

Section 3. If the board fails to designate the chairman of a committee, the president, if a member, shall be chairman. Each committee shall meet at such times as it shall determine, and at any time on call of the chairman. A majority of a committee constitutes a quorum, and the committee may take action either by vote of a majority of the members present at any meeting at which there is a quorum or by written concurrence of a majority of the members. In case of absence or disqualification of a member of a committee at any meeting thereof, the qualified members present, whether or not they constitute a quorum, may unanimously appoint a director to act in place of the absent or disqualified member. The board has power to change the members of any committee at any time, to fill vacancies, and to discharge any committee at any time.

ARTICLE IV

STOCKHOLDERS’ MEETINGS

Section 1. All meetings of the shareholders shall be held at the registered office of the Corporation, or at such other place as may be specified in the notice of the meeting.

Section 2. The general annual meeting of shareholders for the election of directors and the transaction of other business shall take place on the second Tuesday in January in each year, or the first business day thereafter when such day is a legal holiday, beginning with the year following incorporation.

Section 3. Special meetings of the stockholders of the Corporation may be called at any time by the President, or on the request in writing to the President, of a majority of the Board of Directors.

Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, shall be called by the President or Secretary at the request in writing of stockholders owning twenty (20%) percent of the total voting power. Such request shall state the purpose or purposes of the proposed meeting.

Section 5. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy as authorized by the provisions of the Louisiana Business Corporation Law. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation, as of five (5) days prior to such meeting.

Section 6. Written notice of the annual meeting or any special meeting of the stockholders shall be mailed, postage prepaid, at least five (5) days before such meeting, to each stockholder entitled to vote at such address as appears on the stock book of the Corporation. The notice for any special meeting shall state the purpose of the meeting. All meetings of the stockholders of the Corporation may, however, be called without notice, by a written waiver of the right to such notice by every person entitled thereto.

Section 7. Business transacted at all special meetings shall be confined to the objects stated in the call.

Section 8. At all meetings of stockholders, the order of business shall be, as far as applicable and practicable, as follows:

(a) Organization;

(b) Proof of notice of meeting or of waivers thereof (the certificate of the Secretary of the corporation, or the affidavit of any other person who mailed the notice or caused the same to be mailed, being proof of service of notice by mail);

(c) Submission by Secretary or by inspectors, if any shall have been elected or appointed, of list of stockholders entitled to vote, present in person or by proxy;

(d) If an annual meeting, or a meeting called for that purpose, reading of unapproved minutes of preceding meetings, and action thereon;

(e) Reports;

(f) If at a meeting called for that purpose, the election of directors;

(g) Unfinished business;

(h) New business;

(i) Adjournment.

ARTICLE V

CERTIFICATES OF STOCK

The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the President or Vice President and the Secretary or Secretary-Treasurer.

ARTICLE VI

REGISTERED STOCKHOLDERS

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Louisiana.

ARTICLE VII

LOSS OF CERTIFICATE

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative, to give the Corporation a bond, in such sum as the Board of Directors of the Corporation may require, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate; a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the directors, it is proper to do so.

ARTICLE VIII

CHECKS

All checks, drafts and notes of the Corporation shall be signed by the President or the Treasurer, or by officers or other persons as the Board of Directors may from time to time delegate.

ARTICLE IX

DIVIDENDS

Dividends upon the capital stock of the Corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the Board of Directors at any regular or special meetings pursuant to law.

ARTICLE X

AMENDMENTS

These bylaws may be altered or amended or repealed by the affirmative vote of a majority of stock issued and outstanding and entitled to vote at any regular or special meeting of the stockholders called for that and any other purpose, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board called for that and any other purpose, or by the written consent of a majority of either the shareholders or of the Board; provided, however, that no change of the time or place for the election of directors shall be made within thirty (30) days preceding the day on which such election is to be held, and that in case of any change of such time or place notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address, at least twenty (20) days before the election is held.